UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 3, 2006
Baxter International Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620

(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633

(Address of principal executive offices)	(Zip Code)
(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On August 3, 2006, Baxter International Inc. (the “Company”) entered into an Underwriting Agreement, with J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the underwriters named in Schedule I thereto, relating to the sale by the Company of $600,000,000 aggregate principal amount of 5.90% Senior Notes due September 1, 2016 (the “Notes”). The Notes were registered under the Registration Statement on Form S-3 (Registration No. 333-136224) that the Company filed with the Securities and Exchange Commission on August 2, 2006. The Company is filing the exhibits filed as part of this Current Report on Form 8-K in connection with such Registration Statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement, dated August 3, 2006, between J.P. Morgan Securities Inc. and Goldman, Sachs & Co., acting on behalf of themselves and the other underwriters named in Schedule I thereto, and the Company.

4.1	Indenture, dated August 8, 2006, between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

4.2	First Supplemental Indenture, dated August 8, 2006, between the Company and J.P. Morgan Trust Company, National Association, as Trustee (including Form of 5.90% Senior Note due 2016).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
By:	/s/ David P. Scharf
David P. Scharf
Corporate Vice President, Associate General Counsel and Corporate Secretary

Date: August 9, 2006

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 3, 2006, between J.P. Morgan Securities Inc. and Goldman, Sachs & Co., acting on behalf of themselves and the other underwriters named in Schedule I thereto, and the Company.

4.1	Indenture, dated August 8, 2006, between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

4.2	First Supplemental Indenture, dated August 8, 2006, between the Company and J.P. Morgan Trust Company, National Association, as Trustee (including Form of 5.90% Senior Note due 2016).